PROVIDIAN FINANCIAL CORPORATION
Select Financial Data
                                                          Nine Months
                                                             Ended
                                                          September 30               Year Ended December 31
                                                          ------------  -------------------------------------------------------
(Dollars in thousands)                                      1999          1998        1997          1996       1995        1994

                                                         ---------      -------    --------      --------   --------    --------
a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                       $651,527      $490,563    $311,300      $257,251    $214,863    $175,203
        Fixed charges                                     306,185       254,006     187,843       192,536     160,183     103,926
                                                         --------       -------    --------      --------    --------    --------

     Earnings, for computation purposes                  $957,712      $744,569    $499,143      $449,787    $375,046    $279,129
                                                         ========      ========    ========      ========    ========    ========


     FIXED CHARGES:
        Interest on borrowings                           $ 71,088      $ 42,931    $ 18,858      $ 49,208    $ 52,732    $ 39,739
        Interest on deposits                              227,302       204,335     164,252       140,361     105,151      61,920
        Portion of rents representative of the
          interest factor                                   7,795         6,740       4,733         2,967       2,300       2,267
                                                         --------      --------    --------      --------    --------    --------

     Fixed charges, including interest on deposits,
        for computation purposes                         $306,185      $254,006    $187,843      $192,536    $160,183    $103,926
                                                         ========      ========    ========      ========    ========    ========

     Ratio of earnings to fixed charges, including
        interest on deposits                                 3.13          2.93        2.66          2.34        2.34        2.69

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                       $651,527      $490,563    $311,300      $257,251    $214,863    $175,203
        Fixed charges                                      78,883        49,671      23,591        52,175      55,032      42,006
                                                         --------      ---------   --------      --------    --------    --------

     Earnings, for computation purposes                  $730,410      $540,234    $334,891      $309,426    $269,895    $217,209
                                                         ========      =========   ========      ========    ========    ========

     FIXED CHARGES:

        Interest on borrowings                           $ 71,088      $ 42,931    $ 18,858      $ 49,208    $ 52,732    $ 39,739
        Portion of rents representative of the
         interest factor                                    7,795         6,740       4,733         2,967       2,300       2,267
                                                         --------      ---------   --------      --------    --------    --------

     Fixed charges, excluding interest on deposits,
        for computation purposes                         $ 78,883      $ 49,671    $ 23,591      $ 52,175    $ 55,032    $ 42,006
                                                         ========      =========   ========      ========    ========    ========

     Ratio of earnings to fixed charges, excluding
        interest on deposits                                 9.26         10.88       14.20          5.93        4.90        5.17

b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                       $651,527      $490,563    $311,300      $257,251    $214,863    $175,203
        Fixed charges                                     306,185       254,006     187,843       192,536     160,183     103,926
                                                         --------      --------    --------      --------    --------    --------


     Earnings, for computation purposes                  $957,712      $744,569    $499,143      $449,787    $375,046    $279,129
                                                         ========      =========   ========      ========    ========    ========

     FIXED CHARGES AND PREFERRED STOCK:
        DIVIDEND REQUIREMENTS
        Interest on borrowings                           $ 71,088      $ 42,931    $ 18,858      $ 49,208    $ 52,732    $ 39,739
        Interest on deposits                              227,302       204,335     164,252       140,361     105,151      61,920
        Portion of rents representative of the
          interest factor                                   7,795         6,740       4,733         2,967       2,300       2,267
                                                         --------      ---------   --------      --------    --------    --------
     Fixed charges, including interest on deposits,
         for computation purposes                        $306,185      $254,006    $187,843      $192,536    $160,183    $103,926
     Preferred stock dividend requirements                   -             -          1,636         7,397       7,397       7,397
                                                         --------      ---------   --------      --------    --------     -------

     Fixed charges and preferred stock dividend
        requirements, including interest on deposits,
        for computation purposes                         $306,185      $254,006    $189,479      $199,932    $167,580    $111,322
                                                         ========      =========   ========      ========    ========    ========

     Ratio of earnings to fixed charges and
        preferred stock dividend requirements,
        including interest on deposits                       3.13          2.93        2.63          2.25        2.24        2.51

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                       $651,527      $490,563    $311,300      $257,251    $214,863    $175,203
        Fixed charges                                      78,883        49,671      23,591        52,175      55,032      42,006
                                                         --------      --------    --------      --------    --------    --------

     Earnings, for computation purposes                  $730,410      $540,234    $334,891      $309,426    $269,895    $217,209
                                                         ========      =========   ========      ========    ========    ========

     FIXED CHARGES AND PREFERRED STOCK:
        DIVIDEND REQUIREMENTS
        Interest on borrowings                           $ 71,088      $ 42,931    $ 18,858      $ 49,208    $ 52,732    $ 39,739
        Portion of rents representative of the
           interest factor                                  7,795         6,740       4,733         2,967       2,300       2,267
                                                         --------      ---------   --------      --------    --------    --------
     Fixed charges, excluding interest on deposits,
        for computation purposes                         $ 78,883      $ 49,671    $ 23,591      $ 52,175    $ 55,032    $ 42,006
     Preferred stock dividend requirements                   -             -          1,636         7,397       7,397       7,397
                                                         --------      ---------   --------      --------    --------    --------

     Fixed charges and preferred stock dividend
        requirements, excluding interest on deposits,
        for computation purposes                         $ 78,883      $ 49,671    $ 25,227      $ 59,571    $ 62,429    $ 49,402
                                                         ========      =========   ========      ========    ========    ========

     Ratio of earnings to fixed charges and
        preferred stock dividend requirements,
        excluding interest on deposits                       9.26         10.88       13.28          5.19        4.32        4.40
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